EXHIBIT 10.41

January 17, 2017

James A. Rosenthal

New York, New York

RE: Change of Employment Status And Release Agreement

Dear Jim:

This letter sets forth our agreement (the “Agreement”) concerning the change of your employment status with Morgan Stanley. For purposes of this Agreement, Morgan Stanley shall include Morgan Stanley and any and all former and existing parents, subsidiaries, predecessors, successors and affiliates (“Morgan Stanley”) and “you” shall include your heirs, executors, administrators, attorneys, representatives, successors and assigns.

We have mutually agreed that your active employment with Morgan Stanley ended on December 31, 2016, and that you will, except as otherwise provided below, remain on the payroll at your current base salary through July 31, 2017 (the “Termination Date”) (the period from January 1, 2017 through the Termination Date, the “Transition Period”). You will receive compensation (subject to applicable taxes and withholdings) for three (3) days of accrued vacation pursuant to applicable policy and consistent with applicable law.

You may request and Morgan Stanley agrees to consider to accelerate your Termination Date (“Accelerated Termination Date”). To the extent that you and Morgan Stanley agree to an Accelerated Termination Date, Morgan Stanley will provide you with a lump sum cash payment in an amount equal to your base salary, minus applicable income taxes and withholdings, from the Accelerated Termination Date through July 31, 2017. Payment will be made within thirty (30) days of the Accelerated Termination Date. Your employment will terminate for all purposes on the Termination Date or the Accelerated Termination Date, as applicable.

In the event that you are employed by Morgan Stanley through the Termination Date, Morgan Stanley agrees that you will remain a non-employee Senior Advisor of Morgan Stanley through such time as you commence new full-time employment or otherwise commence providing services full-time to any other entity or December 31, 2017, whichever comes first.

Provided you obtain the prior advance approval of the Global Head of Human Resources, Morgan Stanley agrees that you may provide services on a less than full-time basis during the Transition Period and until the date on which you cease to be a Senior Advisor.

Through December 31, 2016, you remained a member of the Firm’s Operating Committee and an Executive Officer with all of the obligations and responsibilities associated with those positions. You understand and agree that, as of January 1, 2017, you are no longer an officer of any Morgan Stanley entity or subsidiary and you agree to submit your resignation as Chairman of Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, N.A.

Further, you will also be eligible for continued participation in all welfare and other benefit and retirement plans and programs through the Termination Date or the Accelerated Termination Date (as defined herein), as applicable, with further participation in the medical plan through the last day of the month in which your employment terminates. Thereafter, you are eligible and may elect to participate in the Executive Retiree Medical Plan, as in effect from time to time on a basis substantially similar to other former Operating Committee members (who are eligible for this benefit), which currently provides medical coverage to you and your spouse for your and your spouse’s lifetimes.

You have Twenty-One (21) days from the date of this Agreement to consider whether to sign it (the “Twenty-One Day Period”). You must return the signed Agreement as instructed below under the Further Promises section on the next business day immediately following the end of the Twenty-One Day Period. This Agreement shall become effective and enforceable seven (7) days after you execute it, return it and do not revoke it.

Payments and Benefits

We have also mutually agreed that in exchange for your executing, not revoking and returning this Agreement:

(1) Morgan Stanley will provide you with a 2016 Above Base Compensation award (the “Bonus”) in the amount determined by the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley (the “CMDS Committee”), which Bonus shall be comprised of a mix of current cash bonus, a deferred cash incentive compensation award and a deferred equity incentive compensation award in the form of restricted stock units as determined by the CMDS Committee and shall be awarded at such times as bonuses are awarded to active employees in 2017.

(2) The outstanding unvested equity and deferred incentive compensation held by you as of the Termination Date or Accelerated Termination Date, as applicable, as described in the relevant equity-based and other deferred incentive compensation award certificates and other award documentation (including those granted as part of subsection (1) above), will vest on the Termination Date or the Accelerated Termination Date, as applicable (other than those awards which by their terms vest earlier than such date). For the avoidance of doubt, (i) no vested or unvested equity or deferred incentive compensation held by you shall be subject to forfeiture or clawback based on your violation of any of the Competitive Activity covenants set forth in the award certificates or other award documents; and (ii) all such vested and unvested equity and deferred compensation will become payable on their respective originally scheduled payment dates. Furthermore, with respect to each outstanding performance stock unit award held by you as of the Termination Date or Accelerated Termination Date, as applicable, you will vest in a number of performance stock units equal to the number of shares of Morgan Stanley common stock that would have been payable to you, based on the performance measures set forth in the respective original award agreement, had you remained in employment through the respective originally scheduled conversion date.

(3) Morgan Stanley will provide you with office space at a Morgan Stanley location in mid-town Manhattan, the use of your current Executive Assistant, and continued access to Morgan Stanley’s electronic systems through the expiration of your status as Senior Advisor.

(4) Morgan Stanley will provide you with continued access to your primary care physician in the Morgan Stanley Executive Healthcare Program through December 31, 2017.

In addition, you understand and agree that if any provision of this Agreement fails to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or any regulations or Treasury guidance promulgated thereunder, or would result in your recognizing income for United States federal income tax purposes with respect to any amount payable under this Agreement before the date of payment, or to incur interest or additional tax pursuant to Section 409A, Morgan Stanley reserves the right to, after conferring with you in good faith to find a reasonable solution, reform such provision; provided that Morgan Stanley shall maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A.

We have also agreed that all terms of your Morgan Stanley equity-based and other deferred incentive compensation awards that have been granted to you during the course of your Morgan Stanley employment, as applicable, as of the Termination Date, will not be deemed to be modified by this Agreement. You understand and agree that you remain subject to all conditions, restrictions and risks inherent in the plans and the awards, except as otherwise provided herein, including but not limited to, the vesting, conversion and forfeiture/cancellation provisions of the respective awards. Please consult the relevant award certificates and other award documentation for the controlling terms of such awards. You acknowledge that any vesting or payments in equity or cash described in the respective awards are subject to any applicable tax withholding requirements. You also acknowledge that Morgan Stanley, from time to time in its sole discretion, may modify or change its policies with respect to the sale of Morgan Stanley stock by former and existing employees. You agree to fully abide by any such policies with respect to the sale of Morgan Stanley stock and any window period or other restrictions which may apply, or become applicable to you, during the term of this Agreement and thereafter.

You understand and agree that the foregoing consideration provided to you under the terms of this Agreement is in addition to anything of value to which you are otherwise entitled. You represent, warrant and acknowledge that Morgan Stanley owes you no wages, commissions, bonuses, sick or other medical or disability-related pay, personal or other leave-of-absence pay, severance pay, notice pay, vacation pay, or other compensation or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

You acknowledge and agree that your receipt of any and all payments and benefits provided in this Agreement is contingent upon (a) your remaining an employee in good standing through the Termination Date or Accelerated Termination Date (including your death or disability prior to the Termination Date) or any Accelerated Termination Date initiated by Morgan Stanley, as the case may be, and adhering to the terms of this Agreement, and all Morgan Stanley policies applicable to you and (b) your execution and non-revocation thereafter and receipt by Morgan Stanley of this effective and enforceable Agreement. You further agree that you will not hold yourself out to be an officer, director, manager or agent of Morgan Stanley or otherwise attempt to bind or contract on behalf of Morgan Stanley without prior written authorization of Morgan Stanley after December 31, 2016.

In addition, in exchange for the payments and other benefits provided to you hereunder by Morgan Stanley, we agree that, through and including December 31, 2017, you will not directly or indirectly in any capacity (including through any person, corporation, partnership or business entity of any kind), hire or solicit, recruit, induce, entice, influence, or encourage any Morgan Stanley employee to leave Morgan Stanley for or to otherwise become hired or engaged by any entity. The restrictions in this paragraph shall apply only to employees with whom you worked or had professional or business contact, or who worked in or with your business unit, during the 180 day period preceding December 31,

2016 (“Wrongful Solicitation”). Notwithstanding the restrictions in this paragraph, we agree that you may solicit and retain your current Executive Assistant and any such solicitation or hire will not be deemed a violation of this section. In addition, you may provide personal references for such employees and general advertisements not targeted at such employees and such actions will not be deemed a violation of this section.

You also understand and agree that all outstanding claims for expenses incurred properly in the performance of your duties must be submitted as soon as possible but in no event later than six (6) weeks after the Termination Date or the Accelerated Termination Date, as applicable.

General information about continuing benefit coverage will be sent to your home address by the Benefit Center two to three weeks following the Termination Date or the Accelerated Termination Date, as applicable. Specific information regarding continuation of your medical benefits will be sent to your home address by Hewitt Associates two to three weeks following termination of coverage. You have sixty (60) days from the date of receipt to elect COBRA coverage. Inquiries about your benefits should be directed to the Benefit Center at 1-877-674-7411.

Release of Claims

In exchange for providing you with these enhanced payments and benefits, you agree to release and waive any and all claims against Morgan Stanley and its respective current and former directors, officers, employees, agents, managers, and shareholders (“Morgan Stanley Releasees”) and to release and forever discharge Morgan Stanley Releasees, to the fullest extent permitted by law, from any and all liability for any claims, rights or damages of any kind, whether known or unknown to you, that you may have against Morgan Stanley Releasees related to your employment or termination of employment as of the date of your execution of this Agreement (subject to Morgan Stanley paying outstanding deferred compensation on the scheduled payment dates) including, but not limited to, any claim against Morgan Stanley Releasees, based on or arising under any federal, state or local law or ordinance, any tort, any employment contract, express or implied, any public policy waivable by law, any claim based on or arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Equal Pay Act, as amended, the Uniform Services Employment and Re-employment Rights Act (“USERRA”), as amended, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Americans with Disabilities Act (“ADA”), as amended, the Family And Medical Leave Act (“FMLA”), as amended, the Employee Retirement Income Security Act (“ERISA”), as amended, the Civil Rights Act of 1991, as amended, the Rehabilitation Act of 1973, as amended, the Older Workers Benefit Protection Act

(“OWBPA”), as amended, the Worker Adjustment and Retraining Notification Act (“WARN”), as amended, the Occupational Safety and Health Act of 1970 (“OSHA”), as amended, the New York State Human Rights Law, as amended, the New York City Human Rights Law, as amended, the New York Labor Act, as amended, the New York Equal Pay Law, as amended, the New York Civil Rights Law, as amended, the New York Rights of Persons With Disabilities Law, as amended, the New York Equal Rights Law, as amended, the New York Worker Adjustment and Retraining Notification Act, as amended, and any other discrimination or fair housing law, if applicable, and all claims for invasion of privacy, defamation, intentional infliction of emotional distress, injury to reputation, pain and suffering, constructive and wrongful discharge, retaliation, wages, vacation pay, award(s), grant(s), or awards under any unvested and/or cancelled equity and/or incentive compensation plan or program, and separation and/or severance pay under any separation or severance pay plan maintained by Morgan Stanley, any other employee benefit plans or fringe benefit plans, medical plans, attorneys’ fees or any other monetary or equitable relief from Morgan Stanley, or any demand to seek discovery of any of the claims, rights or damages previously enumerated herein (collectively, the “Release of Claims”). This Agreement is not intended to, and does not, release rights or claims that may arise after the date of your execution hereof including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement or from challenging the validity or enforceability of this Release of Claims. This Agreement also is not intended to, and does not prevent or bar you from filing an administrative charge with the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency or from communicating or cooperating with or participating in any investigation or proceeding conducted by such administrative agency. You acknowledge and agree, however, that, to the fullest extent permitted by law, you are waiving and releasing any claim or right to recover from Morgan Stanley Releasees any monetary damages or any other form of personal relief based upon any such charge, investigation or proceeding to the extent it is based on any claim, charge, complaint or action against Morgan Stanley Releasees, covered by the Release of Claims. If any claim, charge, complaint or action covered by the Release of Claims is filed or brought against Morgan Stanley Releasees by you, for your benefit or on your behalf, you expressly waive and release, to the fullest extent permitted by law, any claim or right to recover from Morgan Stanley Releasees any monetary damages or any other form of personal relief including attorneys’ fees and costs based upon any such claim, charge, complaint or action. To the extent you receive any monetary damages or any other form of personal relief from Morgan Stanley Releasees based upon any such claim, charge, complaint or action, Morgan Stanley Releasees will be entitled to an offset for the payments made pursuant to this Agreement, to the fullest extent permitted by law. You further agree to take all actions necessary to dismiss with prejudice any pending civil lawsuit or arbitration covered by the Release of Claims. In addition, nothing in this Agreement precludes you without offset from (i) receiving and retaining a monetary award from a government-administered award program for providing information directly to a government agency, or (ii) benefiting from any classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such classwide injunctive relief does not result in your receipt of any monetary benefit or equivalent thereof from Morgan Stanley.

This Agreement, however, does not waive any rights of indemnification you may have been granted under the Certificates of Incorporation or Formation, Bylaws or other applicable documents of Morgan Stanley relating to your actions on behalf of Morgan Stanley in the scope of and during the course of your employment by Morgan Stanley, or any rights to coverage, advancement of expenses, and/or legal fees under any governing D&O insurance policy maintained by Morgan Stanley. Nor does anything in this Agreement impair your rights in any of your Morgan Stanley Wealth Management brokerage or customer accounts or to vested retirement, pension or 401(k) benefits, if any, due you by virtue of your employment by Morgan Stanley, or as a shareholder of Morgan Stanley. Nor shall any elections, notices or benefits for which you are eligible as a separated employee of Morgan Stanley be impaired by this Agreement. For the avoidance of doubt, this Agreement shall not prevent you from contesting any future clawback of incentive compensation by Morgan Stanley. In addition, in exchange for the promises and other good and valuable consideration contained herein, Morgan Stanley hereby waives all claims against you and releases and discharges you from any and all liability for any claims or damages of any kind, whether known or unknown, as of the date of Morgan Stanley’s execution of this Agreement relating to your employment or termination of employment, including, but not limited to, any claim arising under any federal, state or local law or ordinance, any tort, any contract, express or implied; provided, however, that Morgan Stanley does not waive or release: (1) its right to enforce the terms and conditions of this Agreement; (2) any liabilities, claims and demands (whether asserted directly, derivatively or otherwise) which directly or indirectly result from any illegal conduct, act of fraud, theft, or violation of regulation or law committed by you; (3) its right to file claims or cross claims in any action brought by a third party or person in any action for which Morgan Stanley is entitled to indemnification or contribution; or (4) any amounts owed by you to Morgan Stanley or any of its affiliated entities.

Confidentiality, Firm Property, Non-Disclosure and Non-Disparagement

You also agree that in the course of your employment with Morgan Stanley you have acquired non-public privileged or confidential information and trade secrets concerning Morgan Stanley’s business, operations, legal matters and resolution or settlement thereof, internal investigations, customer and employee information and lists, hiring, staffing and compensation practices, studies and analyses, plans, funding, financing and methods of doing business whether in hard copy, electronic or other format (“Confidential and Proprietary Information”), and you further agree that it would be damaging to Morgan Stanley if such Confidential and Proprietary Information were disclosed to any competitor of Morgan Stanley or any third party or person. You understand and agree that all Confidential and Proprietary Information has been divulged to you in confidence and, except as permitted under the “Exceptions” provisions in this Agreement or in litigation between you and Morgan Stanley to enforce the terms of this Agreement (and then only subject to a protective order and without waiver by Morgan Stanley of any privilege) and to the fullest extent permitted by law, you agree: (1) to not disclose or cause or permit to be disclosed directly or indirectly any Confidential and Proprietary Information to any third party or person; (2) to keep all Confidential and Proprietary Information secret and confidential without limitation in time; and, (3) to not remove Confidential and Proprietary Information from any Morgan Stanley facility in either original, electronic or copied form. Your use of Confidential and Proprietary Information will stop immediately upon the cessation of your working at any Morgan Stanley facility for any reason. You will not at any time assert any claim of ownership or other property interest in any such Confidential and Proprietary Information. Except as permitted under the “Exceptions” provisions in this Agreement, and to the fullest extent permitted by law, you will not disclose directly or indirectly to any person or entity the contents, in whole or in part, of such Confidential and Proprietary Information.

Prior to the Termination Date or the Accelerated Termination Date, you further agree to return to Morgan Stanley any Morgan Stanley equipment and property including, but not limited to, identification materials, computers, laptops, printers, facsimile machines, corporate credit cards, and wireless devices (e.g., mobile phones, SecurIDs, BlackBerry and similar devices), that you possess or control. Anything in this Agreement to the contrary notwithstanding, you shall be entitled to retain (i) papers and other materials of a personal nature, including but not limited to, photographs, personal correspondence, personal diaries, personal calendars, contact lists, rolodexes and personal files, (ii) information showing your awards, compensation, or relating to expense reimbursements, (iii) information that you reasonably believe may be needed for tax purposes, (iv) copies of plans, programs and agreements relating to your employment, or termination thereof, with Morgan Stanley and (v) documents held on account of being a Morgan Stanley shareholder. Morgan Stanley retains the right under this paragraph to retain copies of any items included in the exceptions above which it deems related to the performance of your duties on behalf of Morgan Stanley.

During the course of your employment with Morgan Stanley, you may have been instructed by the Legal and Compliance Division (“LCD”) to preserve information, documents or other materials, whether in physical or electronic form, in connection with litigation, investigations, or proceedings. You acknowledge that you have taken all necessary steps to comply with any notices you received from LCD to preserve such information, documents or materials. Furthermore, you acknowledge that you have notified a member of LCD of the location of all such information, documents or materials currently in your possession.

Unless permitted under the “Exceptions” provisions in this Agreement, both Morgan Stanley and you also agree not to disclose or cause, or permit to be disclosed (if circumstances place either party in a position to reasonably prevent the disclosure) in any way the terms of this Agreement or the facts and circumstances surrounding its execution, or the facts and circumstances relating to any dispute or disagreement you may have, or may believe you have, with Morgan Stanley with respect to your employment, workplace or work environment at and separation from Morgan Stanley, without limitation in time, except that you may disclose such information to your legal representatives, to your immediate family, or for the purpose of enforcing this Agreement, should that ever be necessary, and further you may disclose the financial aspects of this Agreement to your financial representatives or accountants or for the purpose of qualifying for a loan provided that all such private parties to whom disclosure is permitted under this paragraph are informed of the confidentiality provisions of this Agreement and agree to be bound thereby. You may also disclose the restrictive covenants to any prospective future employer, business partner or partners, or search personnel without violation hereto. Further, this provision is expressly not intended in any way to limit you from disclosing the financial structure and tax aspects of this Agreement to the Internal Revenue Service. Morgan Stanley may disclose such information: (i) to its legal representatives; (ii) for the purpose of enforcing this Agreement, should that ever be necessary, or (iii) as may be required by law or any proceeding provided that all such private parties to whom disclosure is permitted under this paragraph are informed of the confidentiality provisions of this Agreement and agree to be bound thereby. Morgan Stanley shall limit disclosure within Morgan Stanley of this Agreement and its terms to those individuals who need to know the terms of this Agreement in connection with the performance of their duties on behalf of Morgan Stanley.

Except as permitted under the “Exceptions” provisions in this Agreement, and to the fullest extent permitted by law, you agree to give prompt notice to Morgan Stanley in writing, addressed to Employment Law, Morgan Stanley, Legal and Compliance Division, 1221 Avenue of the Americas, 35th Floor, New York, NY 10020, by telephone 212-762-4664 and by facsimile 212-762-4767, of any subpoena or judicial, administrative or regulatory inquiry or proceeding, or lawsuit in which you are required or requested to disclose information relating to Morgan Stanley prior to such disclosure unless any such prior notice requirement is prohibited by law. To the extent reasonably practicable, such written notice must be given to Employment Law within three (3) business days of your receipt of any such request or order so that Morgan Stanley may take whatever action it may deem necessary or appropriate to prevent such assistance or testimony. You also agree that, to the extent reasonably practicable, you shall provide to Employment Law by facsimile or overnight delivery to the above address within three (3) business days of your receipt thereof copies of all legal papers and documents served upon you. Additionally, you agree that in the event you are served with such subpoena, court order, directive or other process, you will make all reasonable effort to meet with Employment Law or its designee in advance of giving such testimony or information in the event you are served with any such subpoena, court order, directive or other process unless any such prior meeting requirement is prohibited by law.

You agree to cooperate with and assist Morgan Stanley in connection with any investigation, regulatory matter, lawsuit or arbitration in which Morgan Stanley is a subject, target or party and as to which you may have pertinent information. You agree to make yourself reasonably available for preparation for hearings, proceedings or litigation and for attendance at any pre-trial discovery and trial sessions. Morgan Stanley agrees to make every reasonable effort to provide you with reasonable notice in the event your participation is required. You shall not be required to cooperate against your own legal interests.

To the extent that you incur any out of pocket costs as a result of your fulfillment of your obligations under either of the two preceding paragraphs, Morgan Stanley agrees to reimburse reasonable out-of-pocket costs incurred by you as the direct result of your participation, provided that such out-of-pocket costs are supported by appropriate documentation and have prior authorization of Morgan Stanley. Such costs may include, without limitation, demonstrably lost wages, travel expenses and legal fees to the extent that separate legal representation is reasonably warranted. You further agree to perform all acts and execute any and all documents that may be reasonably necessary to carry out the provisions of this paragraph.

Except as permitted under the “Exceptions” provisions in this Agreement, and to the fullest extent permitted by law, you also agree that you will not defame or disparage Morgan Stanley and its current or former (in regard to such persons’ relationship with Morgan Stanley) directors, officers, employees, agents, managers, shareholders, or clients or its business or its strategic plans, products, practices, policies, personnel, legal matters or any other internal Morgan Stanley matter or otherwise speak of any of the foregoing in a disparaging manner in any medium or to any person or entity including but not limited to any person whom you should be reasonably aware is a reporter, author, producer or similar person or entity without limitation in time. Nothing in this paragraph is intended to: (i) limit in any way your ability to compete fairly with Morgan Stanley in the future; (ii) prevent you from responding to incorrect or disparaging statements to the extent reasonably necessary to correct or refute such statements; (iii) prevent you from conferring in confidence with your legal representatives or testifying truthfully or making truthful statements or submissions in litigation or other legal, administrative or regulatory proceedings or internal investigations; or (iv) prevent you from testifying truthfully in any legal proceeding. Morgan Stanley agrees to inform the members of the Operating Committee as of the date of this Agreement and for so long as he/she remains an employee of Morgan Stanley, not to defame or disparage you or otherwise speak of you in a disparaging manner in any medium or to any person or entity. Notwithstanding this provision, Morgan Stanley may confer in confidence with its human resources, legal and financial representatives.

You further agree that you will not use or take any action likely to result in the use of any of Morgan Stanley’s names or any abbreviation thereof in connection with any publication to the general public in any medium in a manner that suggests, directly or indirectly, endorsement by or a business connection to Morgan Stanley or appears to leverage the Morgan Stanley brand, other than indicating in a bio or website or similar venue (including on a job interview) the facts of your prior employment at Morgan Stanley.

Exceptions

Nothing in this Agreement shall prohibit or restrict you from (A) initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by the Securities and Exchange Commission, Financial Industry Regulatory Authority, the EEOC, or any other governmental or regulatory body or official(s) or self-regulatory organization

(“SRO”) regarding a possible violation of any applicable law, rule or regulation; (B) responding to any inquiry from any such governmental or regulatory body or official or SRO or governmental authority, including an inquiry about this Agreement or its underlying facts or circumstances; or (C) testifying, participating or otherwise assisting in any action or proceeding relating to a possible violation of a law, rule or regulation. Further, nothing in this Agreement requires you to notify Morgan Stanley of any such communications, cooperation, assistance, responses to inquiries, testimony or participation as described in the preceding sentence.

Further Promises

Except as otherwise provided herein, you agree to comply with the applicable provisions contained in your Notice and Non-Solicitation Agreement and nothing in this Agreement supersedes or in any way modifies your obligations thereunder.

In the event you breach or threaten to breach any of the provisions contained in any confidentiality, non-disclosure, non-disparagement or non-solicitation provisions in this Agreement, you acknowledge that such breach or threatened breach shall cause irreparable harm to Morgan Stanley, entitling Morgan Stanley, at its option, to seek immediate injunctive relief from a court of competent jurisdiction, without waiver of any other rights or remedies from a court of law or equity.

You acknowledge that this Agreement has been executed voluntarily by you. You are urged to and acknowledge that you have had the opportunity to obtain the advice of any attorney or other representative of your choice, unrelated to Morgan Stanley, prior to executing this Agreement. Further, you acknowledge that you have a full understanding of the terms of this Agreement which may not be changed or altered except by a writing signed by both Morgan Stanley and you.

You agree and acknowledge that: (i) you have been given the Twenty-One Day Period to consider executing this Agreement and seven (7) days from the date of your execution of this Agreement within which to revoke it (the seven (7) day period defined as the “Agreement Revocation Period”) and (ii) you had sufficient time in which to consider and understand the Agreement, and to consult with your attorney or other representative of your choice prior to executing the Agreement. If you execute the Agreement prior to the end of the Twenty-One Day Period that Morgan Stanley has provided for you, you agree and acknowledge that: (i) your execution was a knowing and voluntary waiver of your right to consider this Agreement for the full Twenty-One Period; (ii) you had the Agreement Revocation Period to revoke it; and, (iii) you had sufficient time in which to consider and understand the Agreement, and to review it with your attorney or other representative of your choice. Your executed Agreement must be returned to the undersigned, 1585 Broadway, 40th Floor, New York, NY 10036. Any revocation of this Agreement must be in writing and returned to the same address, via certified U.S. Mail, return receipt requested. In the event that you revoke this Agreement, you acknowledge that you will not be entitled to receive, and agree not to accept, any payments or benefits under this Agreement. You agree that your acceptance of any such payments or benefits will constitute an acknowledgment that you did not revoke the Agreement. This Agreement will not become effective and enforceable until the Agreement Revocation Period has expired.

BY SIGNING THIS AGREEMENT AND RELEASE OF CLAIMS AND SUBJECT TO THE TERMS OF THE AGREEMENT YOU ACKNOWLEDGE THAT YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY AND ALL RIGHTS YOU MAY HAVE AGAINST MORGAN STANLEY UP TO THE DATE OF YOUR EXECUTION OF THIS AGREEMENT UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT AND ALL OTHER APPLICABLE DISCRIMINATION LAWS, STATUTES, ORDINANCES OR REGULATIONS.

The Agreement is the entire agreement between you and Morgan Stanley and supersedes any and all oral and written agreements between Morgan Stanley and you on the topics covered herein, except any Arbitration Agreement, Notice and Non-Solicitation Agreement, and any award certificates and any other award documentation governing any outstanding incentive compensation, and prior commitments on your part concerning confidential information, trade secrets, copyrights, patents or other intellectual property and the like which shall continue in effect in accordance with their terms. This Agreement is intended solely for the purpose stated herein and does not constitute and should not be construed to be an admission of liability by Morgan Stanley or you. This Agreement shall be binding on both Morgan Stanley and you. This Agreement may be executed in counterparts, PDF or facsimile copies and all shall be effective and binding as an original.

This Agreement shall be interpreted for all purposes consistent with the laws of the State of New York, without regard to its conflict of law principles. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction or other appropriate forum to be illegal, invalid, or unenforceable in whole or in part, with the exception of the Release of Claims paragraph, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement may be amended, modified or changed only by a written instrument executed by you and Morgan Stanley. Any waiver to be effective must be in writing and signed by the party against whom it is being enforced.

All notices and other communications hereunder shall be in writing and shall be delivered by hand, by PDF or facsimile to the other party or mailed by overnight mail or registered or certified mail to the other party, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt or in the case of registered or certified mail, upon the earlier of the actual receipt or two business days following the date postmarked; and shall be addressed as follows:

If to you:	James A. Rosenthal New York, New York

If to Morgan Stanley:	Alexa B. Pappas Legal & Compliance Division 1221 Avenue of the Americas, 35th Floor New York, New York 10020

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

Very truly yours,

/s/ Jeffrey S. Brodsky
Jeffrey S. Brodsky Executive Vice President Chief Human Resources Officer

AGREED AND ACCEPTED:

/s/ James A. Rosenthal
James A. Rosenthal

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